EXHIBIT 99.1

                                                        FOR INFORMATION CONTACT:
                                                    Elisha Finney (650) 424-6803
                                                        elisha.finney@varian.com

                                                     Spencer Sias (650) 424-5782
                                                         spencer.sias@varian.com

                                                          FOR IMMEDIATE RELEASE:

     VARIAN MEDICAL SYSTEMS REPORTS STRONG GROWTH IN NET EARNINGS, REVENUES,
          NET ORDERS AND BACKLOG FOR FIRST QUARTER OF FISCAL YEAR 2006

Varian Medical Systems Reports First Quarter Net Earnings Per Diluted Share of $0.30 ($0.34 Excluding Stock Option Expensing)

PALO ALTO, Calif., Jan. 25, 2006 - Varian Medical Systems (NYSE:VAR) today announced results for the first quarter of fiscal year 2006 ended December 30, 2005 with strong growth in net earnings, revenues, net orders and an all time record backlog. The company's Oncology Systems and X-Ray Products each contributed to robust net order growth with significant gains among emerging businesses in brachytherapy, security and inspection, and filmless X-ray imaging. "We had the strongest first quarter in the company's history," said Richard M. Levy, Varian Medical Systems' chairman and CEO.

        The company reported net earnings of $41 million and net earnings per diluted share of $0.30 ($0.34 excluding approximately $5 million net of taxes or $0.04 per diluted share in stock option expenses) on revenues of $334 million in the first quarter of fiscal 2006 compared to net earnings of $40 million and net earnings per diluted share of $0.29 on revenues of $299 million in the first quarter of fiscal 2005.

        Net orders were $402 million for the first quarter, up 20 percent from the year-ago quarter. Backlog at the end of the first quarter stood at $1.2 billion, 24 percent higher than at the end of the first quarter of fiscal 2005.

        The company ended the first quarter with $389 million in cash and marketable securities after spending $39 million during the quarter to repurchase 895,000 shares of its common stock. The company has a new 6 million share repurchase authorization that extends through the end of calendar year 2006.

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

Varian Medical Systems Reports Strong Growth in Net Earnings,             Page 2
Revenues, Net Orders, and Backlog for First Quarter of Fiscal Year 2006

ONCOLOGY SYSTEMS

        Oncology Systems' first quarter of fiscal year 2006 revenues, which includes revenues for brachytherapy products that are now reported as part of this segment, totaled $276 million, up 11 percent from results for first quarter of last fiscal year. This business recorded first-quarter net orders of $327 million, up 18 percent from the same period last year. Net orders were up 15 percent in North America and up 21 percent in international markets for the quarter.

        "Orders of new products for image-guided radiotherapy (IGRT) and stereotactic treatments continued to increase as a percentage of total Oncology Systems orders during the quarter," Levy said. Varian's Dynamic Targeting(R) IGRT technology adjusts for movements of tumors, making it possible to treat them with higher, more effective doses while protecting more of the surrounding healthy tissue.

        For comparison purposes, the first quarter of last fiscal year results for Oncology Systems have been adjusted to include the company's BrachyTherapy unit and exclude the Security and Inspection Products business.

X-RAY PRODUCTS

        Revenues for the X-Ray Products business, including tubes and digital flat panel detectors for filmless X-ray imaging, were $52 million for the first quarter of fiscal year 2006, up 18 percent from the year-ago quarter. "Revenue growth was driven by increased demand for filmless X-ray capability on veterinary, medical, and dental imaging equipment," Levy said. "X-ray tube revenues also increased for high power CT (computed tomography) imaging systems and for security screening."

OTHER BUSINESSES

        The company's Security and Inspection Products business and the Ginzton Technology Center reported combined first quarter revenues of $6 million, down $1 million, and quarterly net orders of $20 million, up by $13 million from the year-ago period. "The company received record orders for industrial linear accelerators, driven by global demand for cargo screening and border protection," Levy said. "We are optimistic that this business is on track to generate strong order growth for the year."

        For comparison purposes, the first quarter of last fiscal year results for the Other category have been adjusted to include the Security and Inspection Products business results and exclude the BrachyTherapy unit results.

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

Varian Medical Systems Reports Strong Growth in Net Earnings,             Page 3
Revenues, Net Orders, and Backlog for First Quarter of Fiscal Year 2006

OUTLOOK

        "For the year, we believe that total company revenues should increase by about 14 percent above the fiscal 2005 total," Levy said. "Second-quarter revenues should grow in the mid-teens over the comparable period in fiscal year 2005.

        "Excluding the impact of expensing stock options, growth in net earnings per diluted share over comparable fiscal year 2005 periods should be in the range of 17 to 18 percent for the full fiscal year and for the second quarter." The company expects that the annual impact of stock option expensing will be in the range of $0.19 to $0.22 per diluted share in fiscal year 2006 and about $0.06 for the second quarter. The company is footnoting the impact of stock option expensing on the consolidated statement of earnings attached to the company's quarterly earnings releases.

CHANGE IN ACCOUNTING

        The results in the first quarter of fiscal 2006 include the impact from adoption of SFAS 123(R) that requires expensing of stock options and other share-based payments. The company included in its cost of revenues and operating expenses total share-based compensation expenses of approximately $8 million ($5 million net of taxes on earnings or $0.04 per diluted share).

INVESTOR CONFERENCE CALL

         Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2006 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company's web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-800-299-7928 from inside the U.S. or 1-617-614-3926 from outside the U.S. and enter confirmation code 86821240. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 36456490. The telephone replay will be available through 5 p.m. PT, January 27, 2006. Additionally, certain non-GAAP information will be presented on the conference call. A reconciliation of such non-GAAP information to GAAP may be found on the investor relations page of the company's website.

                                      # # #

Varian Medical Systems, Inc., (NYSE:VAR) of Palo Alto, California is the world's leading manufacturer of integrated cancer therapy systems, which are used to treat thousands of patients per day. The company is also a premier supplier of X-ray tubes and flat panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,750 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com

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

Varian Medical Systems Reports Strong Growth in Net Earnings,             Page 4
Revenues, Net Orders, and Backlog for First Quarter of Fiscal Year 2006

NOTE REGARDING RECONCILIATION:

For comparison purposes, the company makes reference to certain net earnings and net earnings per diluted share results in the first quarter of the current period which would have been consistent with GAAP if presented in prior quarters, but which are now inconsistent with GAAP due to changes in accounting standards. These results were reached by excluding non-cash, share-based compensation expenses. The company references those results to allow a better comparison of results in the current period to those in prior periods. The company's reference to these results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP.

FORWARD-LOOKING STATEMENTS

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology such as intensity modulated radiation therapy (IMRT) or image-guided radiation therapy (IGRT); growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "should," "believe," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the company's ability to develop and commercialize new products; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the company's ability to maintain or increase operating margins; the effect of changes in accounting principles; the company's ability to meet Food and Drug Administration and other regulatory requirements or product clearances; the possibility that material product liability claims could harm future revenues or require us to pay uninsured claims; the company's ability to meet demand for manufacturing capacity; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the company's reliance on sole or limited-source suppliers; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives or other health care reforms on capital expenditures and/or third-party reimbursement levels; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome and Avian Influenza) or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Strong Growth in Net Earnings,             Page 5
Revenues, Net Orders, and Backlog for First Quarter of Fiscal Year 2006


              VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

(Dollars and shares in millions, except per share amounts)        Q1 QTR          Q1 QTR
                                                                   2006            2005
                                                               ------------    ------------
Net orders                                                     $      402.3    $      334.3
  Oncology Systems                                                    326.7           277.2
  X-Ray Products                                                       55.2            49.8
  Other                                                                20.4             7.3

Order backlog                                                  $    1,247.0    $    1,005.8

Revenues                                                       $      334.2    $      299.0
  Oncology Systems                                                    276.3           248.0
  X-Ray Products                                                       52.2            44.4
  Other                                                                 5.7             6.6

Cost of Revenues (1)                                           $      195.4    $      173.8

Gross margin                                                          138.8           125.2
  As a percent of revenues                                             41.5%           41.9%

Operating expenses
  Research and development (1)                                         22.2            18.4
  Selling, general and administrative (1)                              56.8            46.2

Operating earnings                                                     59.8            60.6
  As a percent of revenues                                             17.9%           20.3%

Interest income, net                                                    1.6             0.5

Earnings before taxes                                                  61.4            61.1

Taxes on earnings (1)                                                  20.2            20.8

Net earnings (1)                                               $       41.2    $       40.3

    Net earnings per share - basic: (1)                        $       0.31    $       0.30

    Net earnings per share - diluted: (1)                      $       0.30    $       0.29

Shares used in the calculation of net earnings per share:
  Average shares outstanding - basic                                  131.1           134.0
  Average shares outstanding - diluted                                135.9           139.9

(1) Includes the following amounts for expensing stock options and other share-based payments (in millions, except per share amounts)

                                                                  Q1 QTR          Q1 QTR
                                                                   2006            2005
                                                               ------------    ------------
        Cost of Revenues                                       $        1.0    $         --
        Research and development                                        0.9              --
        Selling, general and administrative                             6.1              --
                                                               ------------    ------------
        Total                                                           8.0              --
        Taxes on earnings                                              (2.6)             --
                                                               ------------    ------------
        Net earnings                                           $        5.4    $         --
                                                               ============    ============

        Net earnings per share - basic                         $       0.04    $         --
        Net earnings per share - diluted                       $       0.04    $         --

Varian Medical Systems Reports Strong Growth in Net Earnings,             Page 6
Revenues, Net Orders, and Backlog for First Quarter of Fiscal Year 2006

              VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)                                                 DECEMBER 30,    SEPTEMBER 30,
                                                                   2005            2005
                                                               ------------    ------------
                                                               (UNAUDITED)
ASSETS
Current assets
    Cash and cash equivalents                                  $    259,610    $    243,086
    Short-term marketable securities                                125,820         135,356
    Accounts receivable, net                                        341,285         351,899
    Inventories                                                     179,851         164,873
    Other current assets                                            123,232         121,681
                                                               ------------    ------------
       Total current assets                                       1,029,798       1,016,895
                                                               ------------    ------------
Property, plant and equipment                                       304,146         296,862
    Accumulated depreciation and amortization                      (187,091)       (182,322)
                                                               ------------    ------------
       Net property, plant and equipment                            117,055         114,540
                                                               ------------    ------------
Long-term marketable securities                                       3,659           3,679
Goodwill                                                            121,389         121,389
Other non-current assets                                             66,028          60,899
                                                               ------------    ------------
Total assets                                                   $  1,337,929    $  1,317,402
                                                               ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                                           $     57,054    $     71,007
    Accrued expenses                                                291,752         315,287
    Product warranty                                                 38,352          39,407
    Advance payments from customers                                 120,535         115,543
    Current maturities of long term debt                              2,693           2,689
                                                               ------------    ------------
       Total current liabilities                                    510,386         543,933
Long-term accrued expenses and other                                 54,927          57,124
Long-term debt                                                       57,261          57,318
                                                               ------------    ------------
       Total liabilities                                            622,574         658,375
                                                               ------------    ------------
STOCKHOLDERS' EQUITY
Common stock                                                        131,860         130,715
Capital in excess of par value                                      196,152         150,466
Retained earnings and accumulated other comprehensive loss          387,343         377,846
                                                               ------------    ------------
       Total stockholders' equity                                   715,355         659,027
                                                               ------------    ------------
Total liabilities and stockholders' equity                     $  1,337,929    $  1,317,402
                                                               ============    ============